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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-44805, No. 33-72504, 33-80637 and
No. 333-35338) of Trimark Holdings, Inc. of our report dated September 21, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.




PricewaterhouseCoopers LLP

Century City, California
September 28, 2000